EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of McCormick & Company, Incorporated of our reports dated January 28, 2010, with respect to the consolidated financial statements of McCormick & Company, Incorporated and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, included in the 2009 Annual Report to Shareholders of McCormick & Company, Incorporated.

We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and in the related Prospectuses (if applicable):

Form	Registration Number	Date Filed
S-8	333-158573	4/14/09
S-3ASR	333-155776	11/28/08
S-8	333-155775	11/28/08
S-8	333-150043	4/2/08
S-3ASR	333-147809	12/4/07
S-8	333-142020	4/11/07
S-8	333-123808	4/4/05
S-8 POS	333-104084	3/23/05
S-3	333-122366	1/28/05
S-8	333-114094	3/31/04
S-8	333-104084	3/28/03
S-3/A	333-46490	1/23/01
S-8	333-93231	12/21/99
S-8	333-74963	3/24/99
S-3	333-47611	3/9/98
S-8	333-23727	3/21/97
S-3	33-66614	7/27/93
S-3	33-40920	5/29/91
S-8	33-33724	3/2/90
S-3	33-32712	12/21/89
S-3	33-24660	3/16/89
S-3	33-24659	9/15/88
S-8	33-24658	9/15/88

of our reports dated January 28, 2010, with respect to the consolidated financial statements of McCormick & Company, Incorporated, and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, incorporated herein by reference, and our report dated January 28, 2010, with respect to the financial statement schedule of McCormick & Company, Incorporated included in this Annual Report (Form 10-K) of McCormick & Company, Incorporated for the year ended November 30, 2009.

/s/ Ernst & Young LLP

Baltimore, Maryland

January 28, 2010